FOR IMMEDIATE RELEASE

RCS Capital Corporation Agrees to Acquire Cetera Financial Group, Creating Second Largest Independent Financial Advisor Network in America

NEW YORK, Jan 16, 2014 -- RCS Capital Corporation ("RCAP") (NYSE: RCAP) announced today that it has entered into an agreement to acquire Cetera Financial Group (“Cetera”), a leading independent broker-dealer headquartered in El Segundo, CA, from Lightyear Capital for $1.15 billion in cash, subject to certain customary adjustments. Following this transaction, Cetera and its subsidiaries will become part of RCAP’s retail advice platform, complementing the recently announced acquisitions of Summit Brokerage Services and Investors Capital Holdings. Valerie Brown, President and Chief Executive Officer of Cetera, and her management team, will continue to operate Cetera’s respective brands as part of the RCAP family of companies.

Nicholas S. Schorsch, Chairman of RCAP commented, with regard to working with Lightyear Capital on this transaction: “I have great respect for the fantastic work Lightyear and their executive team achieved in building value at Cetera. It has been great working with Don Marron, Chairman, and the management group at Lightyear and we are excited to have the opportunity to build on their success as we craft the next iteration at Cetera.”

Mr. Schorsch further commented: “Our partnership with Valerie, her senior management team and all of the financial advisors across the U.S. who have chosen to associate their practices with Cetera, represents for us a truly transformative event. We intend for RCAP to be the most important full-service financial services and securities distribution company in the industry by joining our financial advice practice, wholesale distribution and capital markets expertise, and continuously executing on these strategies through our transaction management group. Furthermore, it is our plan to rapidly build out our footprint across America in one seamless step with our family of independently operated retail firms, led by Cetera.”

William M. Kahane, CEO of RCAP, added: “This transaction immediately affords us the benefits of scale, while setting the quality standard in the industry. It enables us to diversify our revenue streams and position our securities sales business to attract best-of-class third-party sponsors, thus mitigating concentration risk among our retail firms. It adds substantially to our assets under administration, and makes our overall enterprise uniquely attractive to other retail advice firms who believe they could benefit by aligning themselves with a dominant, well capitalized, public firm with a complete understanding of the industry and a demonstrated commitment to excellence.”

Formed in 2010 following the sale of three ING broker-dealers, Cetera is a financial services holding company that provides independent broker-dealer services and investment advisory services through four distinct independent broker-dealer platforms: Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions and Cetera Financial Specialists.

With approximately 6,660 registered representatives across the United States, Cetera will enable RCAP to grow its retail distribution footprint. In addition, the acquisition of Cetera further demonstrates RCAP’s continuing commitment to building an integrated, best-in-class, full-service platform dedicated to meeting the needs of the retail investor. Cetera’s inclusion within RCAP’s retail advice business line both complements and diversifies RCAP's revenue stream, which presently is derived from its wholesale distribution business, investment banking and capital markets services, transaction management and transfer agency lines of business.

Michael Weil, President of RCAP observed: “RCS Capital is both pleased and excited to begin this journey with Valerie Brown, CEO of Cetera Financial Group, and the Cetera family. We are pleased because, under Valerie’s leadership, Cetera has carefully constructed one of the premier financial services firms in the country. We are excited because the combination of Cetera, under Valerie's continuing stewardship, RCAP Holdings’ First Allied Securities under Adam Antoniades’ leadership and the upcoming additions of Investors Capital Holdings and Summit Financial Services, presents in our view the single greatest opportunity to continue to create positive changes in the independent broker dealer industry, bring meaningful benefits to our nearly 9,000 combined advisors, and provide a better level of service to our 2.5 million investors. Our success across business lines has always been a function of the human capital that drives these businesses. Having Valerie, her senior management team, her broader organization, and Cetera's advisors join RCS Capital substantially advances and accelerates our announced plan to become the dominant full-service, investment bank and securities sales firm in the industry.”

Valerie Brown, CEO of Cetera Financial Group, stated: “I have devoted my career to serving the best interests of clients by providing a world-class platform for the financial advisors who serve them. In pursuit of this goal, Cetera Financial Group has become one of the preeminent retail advice platforms in the industry. By joining the RCS Capital family of companies, we become the cornerstone of the second largest independent financial advisor network in America and are positioned for even greater success in the future. Our shared vision for building a better industry through a combination of products, services and advice that begins and ends with the investor is what made the decision to merge an easy one.”

The closing of the transaction is subject to FINRA approval and other customary closing conditions. The transaction is expected to close later in 2014.

RCS Capital, the investment banking arm of RCAP, and Barclays acted as financial advisors to RCAP. Bank of America Merrill Lynch, Barclays, and Luxor Capital Group provided financing to RCAP. Proskauer Rose LLP acted as legal advisor to RCAP, while Duane Morris LLP acted as counsel to the special committee of the board of directors of RCAP. Bank of America Merrill Lynch acted as financial advisor to Cetera. Simpson Thacher & Bartlett LLP acted as legal advisor to Cetera.

Investor Conference Call

RCAP will host an investor call to discuss the merger announcement today, Thursday, January 16, 2014 at 11:30am ET/8:30am PT. Details of the call and webcast can be found below:

Participant Dial In: 1-888-317-6003
Participant Elite Entry Number: 5349271
Webcast Link: http://services.choruscall.com/links/rcap140106.html

Investor Conference Call Replay Detail

US Toll Free: 1-877-344-7529
Conference Number: 10039026
Available 1 hour after the end of the conference through January 31, 2014 at 9:00am ET.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the financial services industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

About Cetera Financial Group

Cetera Financial Group is one of the nation’s largest privately-held, independent broker-dealer and investment adviser families. Through its four independently managed firms, Cetera Advisors LLC, Cetera Advisor Networks LLC, Cetera Financial Institutions (Cetera Investment Services LLC), and Cetera Financial Specialists LLC, it provides comprehensive broker-dealer services, innovative technology, and competitive advisory programs to approximately 6,660 independent financial professionals. For more information, please call 866.489.3100 or visit www.cetera.com.

About Lightyear Capital LLC

Lightyear Capital is a leading private equity firm making primarily control investments in North America-based, middle-market financial services companies.  Based in New York, Lightyear, through its three affiliated private equity funds, has raised over $2.5 billion of capital and has completed investments across the financial services spectrum, including asset management, banks, brokerage, financial technology, insurance, and specialty finance.  Lightyear brings unique strengths and discipline to its investment process, as well as operating, transaction, and strategic management experience, along with significant contacts and resources beyond capital. The senior team of professionals averages approximately 30 years of financial services-related experience and includes Chris Casciato, Michael Doppelt, Stewart Gross, Thierry Ho, Donald Marron, Michal Petrzela, and Mark Vassallo.  For more information, please visit www.lycap.com.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect RCAP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the agreement will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; the inability to obtain regulatory approvals for the proposed transaction, including, among other things, approval of certain changes in control of Cetera’s FINRA-regulated broker-dealer business; risks related to disruption of management’s attention from the ongoing business operations due to the proposed transaction; market volatility; unexpected costs or liabilities that may arise from the proposed transaction, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; the effect of the announcement of the proposed transaction on RCAP’s or Cetera’s relationships with their respective independent financial advisors, operating results and businesses generally; risks to consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian D. Jones, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bjones@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988